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                           ACACIA CAPITAL CORPORATION
                            STATEMENTS OF OPERATIONS
                   SIX MONTHS ENDED JUNE 30, 1995 (UNAUDITED)

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                                                          CRI
                                                        Balanced
INVESTMENT INCOME                                      Portfolio



     Interest Income                              $  1,159,038
     Dividend income                                   403,033
         Total investment income                     1,562,071

Expenses - Note B
     Investment advisory fee                           261,386
     Directors' fees and expenses                       16,366
     Federal and state registration fees                 2,804
     Insurance                                             778
     Postage and delivery                                  469
     Printing and stationery                            53,035
     Professional fees                                  11,179
     Miscellaneous expenses                              1,381
                                                   ___________
         Total expenses                                347,398
                                                   ___________

         NET INVESTMENT INCOME                       1,214,673
                                                   ___________



REALIZED AND UNREALIZED GAIN (LOSS)
ON INVESTMENTS AND FOREIGN CURRENCY
Net realized gain (loss) on investments               3,520,511
Net realized gain (loss) on foreign currency           (14,982)
              -
Change in unrealized appreciation or
  depreciation of investments                         7,431,304
Change in unrealized appreciation or
  depreciation of foreign currency                           57
                                                      _________

         NET REALIZED AND UNREALIZED GAIN
         (LOSS) ON INVESTMENTS AND FOREIGN
         CURRENCY                                    10,936,890
                                                     __________

         NET INCREASE (DECREASE) IN NET ASSETS
         RESULTING FROM OPERATIONS                  $12,151,563
                                                    ___________
                                                    ___________



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                        ACACIA CAPITAL CORPORATION
             STATEMENTS OF ASSETS AND LIABILITIES (continued)
                        JUNE 30, 1995 (UNAUDITED)


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


                                                                 CRI
                                                               Balance
                                                              Portfolio

ASSETS
     Investments in securities, at value -
        see accompanying portfolio                          $88,721,441
     Cash                                                           359
     Interest and dividends receivable                          469,460
     Receivable for shares sold                                  39,368
     Other assets                                                 3,687
                                                             __________
           Total assets                                      89,234,315
                                                             __________


LIABILITIES
     Payable to Calvert Asset Management Company,
       Inc. - Note B                                             69,569
     Payable for securities purchased                         1,431,283
     Payable for shares redeemed                                  5,483
     Accrued expenses and other liabilities                       8,852
                                                             __________
           Total liabilities                                  1,515,187
                                                             __________
               Net assets                                   $87,719,128
                                                             __________
                                                             __________

NET ASSETS

     Net assets consist of:
     Paid-in capital applicable to 51,873,106
        outstanding shares of common stock, $1.00 par
        value (70,000,000 shares authorized)                 75,589,690
     Accumulated net investment income - net
        of distributions                                      1,214,651
     Accumulated realized gains (losses) on investments -
        net of distributions                                  2,729,060
     Accumulated realized gains (losses) on foreign
        currency transactions - net of distributions           (14,982)
     Net unrealized appreciation (depreciation)
        on investments                                        8,200,652
     Net unrealized appreciation (depreciation) on
        foreign currency                                             57
                                                             __________
           Net assets                                       $87,719,128
                                                            ___________
                                                            ___________

NET ASSETS VALUE
Net asset value, offering and redemption price per share
 ($87,719,128 + 51,873,106)                                 $     1.691
                                                            ___________
                                                            ___________


See notes to finanical statements.

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